Investor and Media Relations Agreement

This consulting services agreement is between Verde Renewables, Inc., having its registered office at 8112 Maryland Ave, Suite 400, St. Louis, MO 63105, and its affiliates (collectively, the "Company") and AUM Media Inc, a Delaware Corporation located at 1 2nd Place, Penthouse, Brooklyn, NY 11231 (the "Consultant").

The Company, as the principal operating subsidiary of its parent company, Verde Resources Inc., is actively driving and managing the parent's preparations for an equity raise and the planned uplisting to NASDAQ, and wants to engage the Consultant as a Capital Markets, Investor Relations, and Media Relations Advisor.

Specifically, the Company wants the Consultant to do the following:

- Provide IR advisory on a wide range of issues related to positioning the company's story in the U.S. public markets and achieving an uplisting onto NASDAQ
- Develop critical investor communications materials, including a high-quality investor presentation, investor website, earnings press releases, conference call scripts, business model video, and other materials required to communicate the investment story to a range of investment banks, institutional and retail investors, and other parties
- Provide strategic advice related to the positioning of the Company and establishing its management as thought leaders in the area of green transportation and building materials technology
- Introduce the company to a range of investment banks, sell-side analysts, institutional investors, and other professionals to facilitate the uplisting and associated capital raise and promote broader sponsorship and liquidity in the stock
- Secure invitations to investment conferences that are relevant to the green tech sector
- Media outreach and media training as significant financial and operational milestones are achieved

The Consultant has performed the same or similar activities for others. Such services will be provided on an annual contract basis and may be renewed or modified following the term, depending on the needs of both parties.

The parties, therefore, agree as follows:

1. ENGAGEMENT; SERVICES.

(a)**Engagement.** The Company retains the Consultant on an exclusive basis to provide, and the Consultant shall provide, the services described in Exhibit A (the "Services").

(b)**Services.** Without limiting the scope of Services described in Exhibit A, the Consultant shall:

(i) perform the Services set forth in Exhibit A. However, if a conflict exists between this agreement and any term in Exhibit A, the terms in this agreement will control;

(ii) devote as much productive time, energy, and ability to the performance of its duties under this Agreement as may be necessary to provide the required Services in a timely and productive manner;

(iii) perform the Services in a safe, sound, and workmanlike manner by fully trained, skilled, competent, and experienced personnel;

(iv) communicate with the Company about the progress the Consultant has made in performing the Services;

(v) supply software required to perform the Services, except if the Consultant's work must be performed on or with software or data explicitly acquired for the Company's needs;

(c)**Legal Compliance.** The Consultant shall perform the Services in accordance with the standards prevailing in the Company's industry and with applicable laws, rules, or regulations.

(d) **Company's Obligations.** The Company shall make timely payments of all pre-approved expenses incurred by the Consultant under this agreement and notify the Consultant of any changes to its procedures affecting the Consultant's obligations under this agreement at least 30 days before implementing those changes. All information provided to the Consultant shall be materially accurate to the best of the Company's belief. The Company acknowledges that the Consultant shall rely upon this information in providing services under this agreement.

2. TERM AND TERMINATION.

(a)**Term.** This agreement will become effective as described in section 21.

Unless it is terminated earlier in accordance with subsection 2(b), this agreement will continue for 12 months, and the Consultant will be compensated in full for those Services (the "Term").

(b)**Termination**. This agreement may be terminated: (i) by either party for a material breach of any provision of this agreement by the other party if the other party's material breach is not cured within 30 days of receipt of written notice of the breach.

(c)**Effect of Termination.** After the termination of this agreement for any reason, the Company shall promptly compensate the Consultant for Services rendered as of the effective date of the termination.

3. COMPENSATION.

(a) **Terms and Conditions.** The Company shall compensate the Consultant in accordance with Exhibit A.

(b) **Other Compensation.** The compensation set out above and Exhibit A will be the Consultant's sole mandatory compensation for Investor Relations and Media Relations Services under this agreement. The Company and its affiliates may, at its sole discretion, choose to retain the Consultant for additional services, including ongoing investor relations consulting post-closing, as detailed in Appendix A.

(c)**Expenses.** Any ordinary and necessary expenses incurred by the Consultant in the performance of this agreement will be the Consultant's sole responsibility. Any expenses undertaken specifically on behalf of the Company shall be reimbursed at cost provided they are pre-approved in writing by the Company.

(e)**Taxes.** The Consultant is solely responsible for the payment of all income, social security, employment-related, or other taxes incurred as a result of the performance of the Services by the Consultant under this agreement and for all obligations, reports, and timely notifications relating to those taxes. The Company has no obligation to pay or withhold any sums for those taxes.

(f)**Other Benefits.** The Consultant has no claim against the Company under this agreement or otherwise for vacation pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

4. NATURE OF RELATIONSHIP; INVENTIONS.

(a)**Independent Contractor Status.** (i) The parties' relationship under this agreement is one of independent contractors, and no joint venture, partnership, agency, employer-employee, or similar relationship is created in or by this agreement. Neither party may assume or create obligations on the other party's behalf, and neither party may take any action that creates the appearance of such authority; (ii) The Consultant has the sole right to control and direct the means, details, manner, and method by which the Services will be performed, and the right to perform the Services at any time, place, or location. The Consultant or the Consultant's staff shall perform the Services, and the Company is not required to hire, supervise, or pay any assistants to help the Consultant perform those Services. The Consultant shall provide insurance coverage for itself and its staff.

5. USE OF TRADEMARKS.

The Consultant may use, reproduce, and distribute the Company's service marks, trademarks, and trade names (if any) (collectively, the "Company Marks") in connection with the performance of the Services. Any goodwill received from this use will accrue to the Company, which will remain the sole owner of the Company Marks. The Consultant may not engage in activities or commit acts, directly or indirectly, that may contest, dispute, or otherwise impair the

Company's interest in the Company Marks. The Consultant may not cause diminishment of value of the Company Marks through any act or representation. The Consultant may not apply for, acquire, or claim any interest in any Company Marks or others that may be confusingly similar to any of them through advertising or otherwise. At the expiration or earlier termination of this agreement, the Consultant will have no further right to use the Company Marks unless the Company provides written approval for each such use.

6. **CONFIDENTIAL INFORMATION.**

(a)**Confidentiality.** During the Term, the Consultant may have access to or receive certain information of or about the Company that the Company designates as confidential or that, under the circumstances surrounding disclosure, ought to be treated as confidential by the Consultant ("Confidential Information"). Confidential Information includes information relating to the Company or its current or proposed business, financial statements, budgets, and projections, customer identifying information, potential and intended customers, employers, products, computer programs, specifications, manuals, software, analyses, strategies, marketing plans, business plans, and other confidential information, provided orally, in writing, by drawings, or by any other media. The Consultant will treat the Confidential Information as confidential and will not disclose it to any third party or use it for any purpose but to fulfill its obligations in this agreement unless the Company approves such disclosure in writing. In addition, the Consultant shall use due care and diligence to prevent the unauthorized use or disclosure of such information.

(b)**Exceptions.** The obligations and restrictions in subsection (a) do not apply to that part of the Confidential Information: (i) was or becomes publicly available other than as a result of a disclosure by the Consultant in violation of this agreement; (ii) was or becomes available to the Consultant on a nonconfidential basis before its disclosure to the Consultant by the Company. (iii) is requested or legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand, or similar processes) or is required by a regulatory body to be disclosed.

However, the Consultant shall: A. provide the Company with prompt notice of these requests or requirements before making a disclosure so that the Company may seek an appropriate protective order or another appropriate remedy, and B. provide reasonable assistance to the Company in obtaining any protective order. If a protective order or other remedy is not obtained or the Company grants a waiver under this agreement, the Consultant may furnish that portion (and only that portion) of the Confidential Information that, in the written opinion of counsel, is reasonably acceptable to the Company, the Consultant is legally compelled or otherwise required to disclose. However, the Consultant shall make reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any part of the Confidential Information disclosed in this way or (iv) was developed by the Consultant independently without breach of this agreement.

(c)**Obligation to Maintain Confidentiality**.

(i) **Confidentiality.** At all times during its work with the Company, the Consultant shall hold in the strictest confidence and not use, except for the benefit of the Company, or disclose to any person, firm, or corporation without the prior written authorization of the Company, any of the Company's Confidential Information.

(ii) **Term.** The Consultant shall maintain the confidentiality and security of the Confidential Information until such time as all Confidential Information disclosed under this agreement becomes publicly known and is made generally available through no action or inaction of the Consultant.

7. **REPORTING.** The Consultant shall report to the Company's CEO, COO and CFO or such other officer or employee as may be designated by the Company. The Consultant shall provide the Company with a monthly written summary report on its progress. Reports shall summarize activities, deliverables, and hours spent on the Investor Relations and Media Relations assignment.

8. **OTHER ACTIVITIES.** During the Term, the Consultant is free to engage in other independent contracting activities, except that the Consultant may not accept work, enter into contracts, or accept obligations inconsistent or incompatible with the Consultant's obligations or the scope of Services to be rendered for the Company under this agreement.

9. **RETURN OF PROPERTY.** Within 30 days of the expiration or earlier termination of this agreement, the Consultant shall return to the Company, retaining no copies or notes, all Company products, samples, models, property, and documents relating to the Company's business, including reports, abstracts, lists, correspondence, information, computer files, computer disks, and other materials and copies of those materials obtained by the Consultant during and in connection with its work with the Company. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork or creative work, notebooks, and similar items relating to the Company's business, whether prepared by the Consultant or others, remain the Company's exclusive property.

10. **INDEMNIFICATION.**

(a)**Of Company by Consultant.** At all times after the effective date of this agreement, the Consultant shall indemnify the Company from all damages, liabilities, expenses, claims, or judgments (including interest, penalties, reasonable attorneys' fees, accounting fees, and expert witness fees) (collectively, the "Claims") that the Company may incur and that arise from (i) the Consultant's negligence or willful misconduct arising from the Consultant's carrying out of its obligations under this agreement; (ii) the Consultant's breach of any of its obligations or representations under this agreement; or (iii) the Consultant's breach of its express representation that it is an independent contractor and in compliance with all applicable laws related to work as an independent contractor.

If a regulatory body or court of competent jurisdiction finds that the Consultant is not an independent contractor or is not in compliance with applicable laws related to work as an independent contractor, based on the Consultant's own actions, the Consultant will assume full responsibility, and liability for all taxes, assessments, and penalties imposed against the Consultant or the Company resulting from that contrary interpretation, including taxes, assessments, and penalties that would have been deducted from the Consultant's earnings if the Consultant had been on the Company's payroll and employed as a Company employee.

(b)**Of Consultant by Company.** At all times after the effective date of this agreement, the Company shall indemnify the Consultant from all Claims that the Consultant may incur arising from: (i) the Company's operation of its business; (ii) the Company's breach or alleged breach of, or its failure or alleged failure to perform under, any agreement to which it is a party; (iii) the Company's breach of any of its obligations or representations under this agreement; or (iv) the Company's breach of applicable securities laws or the initiation of class action lawsuits or other alleged securities laws violations by the company. This shall include providing for the legal defense of the consultant if named in any such legal action as a result of the actions or alleged actions of the Company.

11. **FORCE MAJEURE**. A party will not be considered in breach or in default because of, and will not be liable to the other party for, any delay or failure to perform its obligations under this agreement by reason of fire, earthquake, flood, explosion, strike, riot, war, terrorism, or similar event beyond that party's reasonable control (each a "Force Majeure Event").

However, if a Force Majeure Event occurs, the affected party shall, as soon as practicable: (a) notify the other party of the Force Majeure Event and its impact on performance under this agreement; and (b) use reasonable efforts to resolve any issues resulting from the Force Majeure Event and perform its obligations under this agreement.

12. **GOVERNING LAW.**

(a)Choice of Law. The laws of the state of New York govern this agreement (without giving effect to its conflicts of law principles).

(b)Choice of Forum. Both parties consent to the personal jurisdiction of the state and federal courts in Kings County, New York.

13. **AMENDMENTS.**

No amendment to this agreement will be effective unless it is in writing and signed by a party or its authorized representative.

14. **ASSIGNMENT AND DELEGATION.** (a)No Assignment. Neither party may assign any of its rights under this agreement, except with the prior written consent of the other party. All voluntary assignments of rights are limited by this subsection. (b)No Delegation. Neither party

may delegate any performance under this agreement, except with the prior written consent of the other party. (c)Enforceability of an Assignment or Delegation. If a purported assignment or purported delegation is made in violation of this section, it is void.

15. COUNTERPARTS; ELECTRONIC SIGNATURES.

(a)**Counterparts.** The parties may execute this agreement in any number of counterparts, each of which is an original but all of which constitute one and the same instrument.

(b)**Electronic Signatures.** This agreement, agreements ancillary to this agreement, and related documents entered into in connection with this agreement are signed when a party's signature is delivered by facsimile, email, or other electronic medium. These signatures must be treated in all respects as having the same force and effect as original signatures.

16. SEVERABILITY.

If any one or more of the provisions contained in this agreement is, for any reason, held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability will not affect any other provisions of this agreement, but this agreement will be construed as if those invalid, illegal, or unenforceable provisions had never been contained in it, unless the deletion of those provisions would result in such a material change so as to cause completion of the transactions contemplated by this agreement to be unreasonable.

17. NOTICES.

(a)**Writing; Permitted Delivery Methods.** Each party giving or making any notice, request, demand, or other communication required or permitted by this agreement shall give that notice in writing and use one of the following types of delivery, each of which is a writing for purposes of this agreement: personal delivery, mail (registered or certified mail, postage prepaid, return receipt requested), nationally recognized overnight courier (fees prepaid), facsimile, or email.

(b)**Addresses.**

A party shall address notices under this section to a party at the following addresses: If to the Company: Verde Resources, Inc., 8112 Maryland Ave, Suite 400, St. Louis, MO 63105, Attn: Jack Wong, CEO, jack@verderesources.com

If to the Consultant: AUM Media Inc. Crocker Coulson, CEO 1 2nd Place, Penthouse, Brooklyn, New York 11231 crocker.coulson@aummedia.org

(c)**Effectiveness.** A notice is effective only if the party giving notice complies with subsections (a) and (b) and if the recipient receives the notice.

18. WAIVER.

No waiver of a breach, failure of any condition, or any right or remedy contained in or granted by the provisions of this agreement will be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, right, or remedy will be deemed a waiver of any other breach, failure, right, or remedy, whether or not similar, and no waiver will constitute a continuing waiver, unless the writing so specifies.

19. **ENTIRE AGREEMENT.** This agreement constitutes the final agreement of the parties. It is the complete and exclusive expression of the parties' agreement about the subject matter of this agreement. All prior and contemporaneous communications, negotiations, and agreements between the parties relating to the subject matter of this agreement are expressly merged into and superseded by this agreement. The provisions of this agreement may not be explained, supplemented, or qualified by evidence of trade usage or a prior course of dealings. Neither party was induced to enter this agreement by, and neither party is relying on, any statement, representation, warranty, or agreement of the other party except those set forth expressly in this agreement. Except as set forth expressly in this agreement, there are no conditions precedent to this agreement's effectiveness.

20. **HEADINGS.** The descriptive headings of the sections and subsections of this agreement are for convenience only, and do not affect this agreement's construction or interpretation.

21. **EFFECTIVENESS.** This agreement will become effective when all parties have signed it. The date this agreement is signed by the last party to sign it (as indicated by the date associated with that party's signature) will be deemed the date of this agreement.

22. **NECESSARY ACTS; FURTHER ASSURANCES.** Each party shall use all reasonable efforts to take, or cause to be taken, all actions necessary or desirable to consummate and make effective the transactions this agreement contemplates or to evidence or carry out the intent and purposes of this agreement.

[SIGNATURE PAGE FOLLOWS]

Each party is signing this agreement on the date stated opposite that party's signature.

Verde Renewables, Inc

Date: Nov 29th 2024

By:

Name: Jack Wong
Title: CEO

AUM Media Inc.

Date: Nov 29th 2024

By:

Name: Crocker Coulson
Title: CEO

Exhibit A: Scope of Services and Compensation

The Scope of services provided by the Consultant to the Company under this agreement shall include those services reasonably necessary to provide strategic advice related to the positioning of Verde Resources, the Parent to the Company, and providing capital markets, investor relations, and communications support related to its public listing during the 12-month period starting January 2025. It shall include drafting and issuing press releases on behalf of the Company as major milestones are reached in its corporate development in a manner that complies with all SEC regulations.

Scope of Services and Compensation

The scope of services is detailed in the spreadsheet Exhibit A: Verde Resources IR Deliverables.

At the end of each month, the Company shall receive a summary of all services provided and the associated professional hours, along with a list of planned activities for the upcoming month. The required support scope shall be based on the client's needs and at the client's direction.

The hourly billing rate for Crocker Coulson is $275 per hour, and other team members bill at rates of between $250 and $150 per hour.

Based on the scope of services and estimated hours, the cost of this program is $12,063 per month.

In order to promote a mutually beneficial arrangement, AUM shall be paid a discounted fixed monthly fee of $6,000 per month, payable in advance on the first day of each month. In addition, Verde Resources, the Parent to the Company shall issue shares equivalent to .75% of the total shares outstanding to Consultant or any affiliate to be designated by Consultant. This issuance will occur as follows: 50% of the .75% will be issued upon the signing of this agreement, with the remaining shares to be issued within three days following Verde Resources, the Parent of the Company's listing on the NASDAQ. Such shares shall have piggyback registration rights to any registration statement filed with the SEC, and the Company shall fully cooperate with lifting the restriction upon the shares in compliance with Rule 144 upon request.

The program scope and compensation shall be reevaluated for the subsequent year based on the Company's needs and required scope of service and renewed by mutual consent and agreement between both parties.

The company may request any additional services that are beyond the scope of the contemplated agreement and shall be quoted in advance.

Verde Resources Estimated hours for IR & PR Program						
	CEO	**VP IR**	**Director Asia**	**Corporate Comm**	**Design**	
Jan-25						
Orientation meeting	2	2	4	2		
Review financial projections/valuation	1	4	2			
Create investor slide presentation	2	20	4			
Develop content for corporate/IR website	2	2	16			
Analyst & IB targeting	3		3			
Draft press releases	1		4			
Develop media target lists and pitches	2			8		
Media outreach			8			
Respond to investor calls and emails	1					
Target relevant investor conferences	1		3			
Monitor media coverage				1		
Client calls	1	1	2	1		
Feb-25						
Draft press releases	2		8			
Draft Q2 2024 earnings press release and operational review	1		8			
Draft uplisting strategy and analysis	2		6			
Oversee website updates			12			
Develop social media strategy				6		
Media outreach and coordinate interviews				10		

Monitor media coverage				1		
Draft and post social content				8		
Secure invites to investor conferences	1		3			
Update investor CRM			1			
Respond to investor calls and emails	1					
Client calls	2		2			
Mar-25						
Draft and edit PRs and review of uplisting strategy	1		8			
Arrange IB meetings in NYC	8		8			
Attend investor meetings in NYC	8					
Media outreach and coordinate interviews				8		
Draft and post social content				10		
Respond to investor calls	1					
Monitor media coverage				1		
Update investor CRM			1			
Client calls	1		2			
Apr-25						
Draft and edit PRs and review of uplisting strategy	1		4			
Respond to investor calls and emails	1					
Media outreach and coordinate interviews				8		
Monitor media coverage				1		
Draft and post social content				10		
Secure invites to investor conferences			3			
Update investor CRM			1			
Client calls	1		1			
May-25						

Draft and edit PRs and review of uplisiting strategy	1		4			
Draft Q3 2024 earnings release and operational review	1		6			
Update investor deck and post to site			4			
Outreach to analysts and investors	1		4			
Respond to investor calls and emails	1					
Draft and post social content				10		
Media outreach and monitor media coverage				3		
Client calls	1		2			
Jun-25						
Draft and edit PRs and review of uplisiting strategy	1		8			
Arrange IB and investor meetings in NYC	8		16			
Attend investor meetings in NYC	8					
Media outreach and coordinate interviews				8		
Draft and post social content				10		
Respond to investor calls	1					
Monitor media coverage				1		
Update investor CRM			1			
Client calls	1		2			
Jul-25						
Draft and edit PRs and review of uplisiting strategy	1		8			
Respond to investor calls and emails	1					
Media outreach and coordinate interviews				8		
Monitor media coverage				1		
Draft and post social content				10		

Secure invites to investor conferences			3			
Update investor CRM			1			
Client calls	1		1			
Aug-25						
Draft and edit PRs and review of uplisiting strategy	1		8			
Draft Q4 2024and annual earnings release	1		6			
Respond to investor calls and emails	1					
Media outreach and coordinate interviews				8		
Monitor media coverage				1		
Draft and post social content				10		
Secure invites to investor conferences			3			
Update investor CRM			1			
Client calls	1		1			
Sep-25						
Draft and edit PRs	1		4			
Coordinate NASDAQ market open ceremony - video, speech, dinner, deal toys, etc.	**2**		**8**	**8**		
Attend NASDAQ Market Open	3					
Monitor call and Q&A	1		1			
Update investor deck and post to site			4			
Outreach to analysts and investors	1		4			
Draft slides and script for call	1		16			
Draft and post social content				10		
Respond to investor calls and emails	1					
Media outreach and monitor media coverage				3		

Client calls	1		2			
Oct-25						
Draft press releases	1		8			
Respond to investor calls and emails	1					
Media outreach and coordinate interviews				12		
Monitor media coverage				1		
Draft and post social content				10		
Secure invites to investor conferences			3			
Update investor CRM			1			
Client calls	1		1			
Nov-25						
Draft press release	1		4			
Draft Q1 2025 and annual earnings release	1		6			
Draft Q1 2025 slides and script for call	1		16			
Monitor earnings call and Q&A	1		1			
Update investor deck and post to site			4			
Outreach to analysts and investors	1		4			
Draft and post social content				10		
Respond to investor calls and emails	1					
Media outreach and monitor media coverage				3		
Client calls	1		2			
Dec-25						
Draft press releases	1		8			
Respond to investor calls and emails	1					
Media outreach and coordinate interviews				8		

Monitor media coverage				1		
Draft and post social content				8		
Secure invites to investor conferences			3			
Update investor CRM			1			
Client calls	1		1			
	102	**29**	**295**	**219**	**0**	
	$275	$225	$225	$200	$150	
	$28,050	**$6,525**	**$66,375**	**$43,800**	**$0**	**$144,750**
Monthly retainer						**$12,063**